EXHIBIT 4.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

                          IMMUNEREGEN BIOSCIENCES, INC.

              12% SENIOR SECURED PROMISSORY NOTE DUE JULY 28, 2004

$154,500 APRIL 28, 2004
NEW YORK, NEW YORK

     IMMUNEREGEN BIOSCIENCES, INC. a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to SBM CERTIFICATE COMPANY, A MARYLAND CORPORATION, with an address at 5101 River Road, Suite 101, Bethesda, Maryland 20816, or registered assigns (the "HOLDER"), the principal amount of ONE HUNDRED FIFTY FOUR THOUSAND FIVE HUNDRED UNITED STATES DOLLARS (US$154,500) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 12% per annum from the date hereof (the "Issuance Date") until the Maturity Date, subject to increase as provided herein in certain events. Accrued interest on the unpaid principal balance hereof shall be payable quarterly in arrears and on the Maturity Date or upon the earlier repayment of this Note, in each case in cash or shares of common stock of the Company (the "COMMON STOCK") at the option of the Holder, as described herein. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

     1.   PAYMENTS.

          a. Subject to Section 1.g hereof, principal of this Note shall be due and payable in full on the Maturity Date. The "MATURITY DATE" shall be July 28, 2004.

          b. Subject to Section 1.g hereof and the immediately following sentence, interest on this Note shall accrue from the date of issuance hereof to, but excluding, the Maturity Date, at the rate of 12% per annum and shall be payable in arrears on the Maturity Date. In the event that there shall be an Event of Default (as hereinafter

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               defined), from and after the date of such Event of Default, interest on this Note shall accrue at the rate of 24% per annum.

          c. If the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on the Maturity Date, as applicable, will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, as the case may be. "BUSINESS DAY" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

          d. The Company may prepay all or any part of the principal of this Note at any time without penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

          e. Payments of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          f. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.

          g. The Company, in its sole and absolute discretion, may elect to extend the Maturity Date for an additional fifteen (15) days (the "MATURITY DATE EXTENSION"), provided that Holder provides written notice, in accordance with Section 9.a, of its intention to exercise the Maturity Date Extension no later than 7 business days prior to the Maturity Date. If Holder elects the Maturity Date Extension the Company shall provide Holder, as consideration for the Maturity Date Extension, with 60,000 shares of the Company's unregistered stock ("EXTENSION SHARES"). The Extension Shares must be received within 5 business days from the Company's receipt of Holder's notice of Maturity Date Extension.

     2.   RANKING OF NOTE.

     a. This Note constitutes senior secured indebtedness of the Company. The Company's obligations under this Note are secured by certain collateral as stated

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          in the Pledge Agreement, dated as of even date (the "PLEDGE
          AGREEMENT") between, the Holder, Dr. David Harris and Dr. Mark
          Witten.

     3.   COVENANTS.

          a. The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on this Note, unless the consent of the Holders of a majority of the principal of the then outstanding Notes is obtained, the Company.

          b. Until the Company's obligations under this Note are discharged, the Company shall not pay any dividend or make any distribution on shares of its Common Stock or purchase, redeem, or retire, any shares of its capital stock or any warrants, options, or other rights to reacquire any such shares.

          c.   The Company Shall deliver to the Holder:

               i. as soon as available, the Company shall deliver to Holder all quarterly and annual financials statements, including consolidated statements of income, retained earnings, and cash flow of the Company accompanied by a certificate of the chief financial officer of the Company, which certificate shall state that (A) such financial statements fairly present in all material respects the financial position and results of operations of the Company and its subsidiaries, all in accordance with generally accepted accounting principles consistently applied (other than footnote disclosures to the extent permitted by the applicable securities laws and related rules and regulations), and (B) no Event of Default (as hereinafter defined) has occurred and is continuing or, if any Event of Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Company has taken or proposes to take with respect thereto;

               ii. promptly after the Company shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company and its subsidiaries, except proceedings which, if adversely determined, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and

               iii. promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "DEFAULT"), a notice specifying that such notice is a "NOTICE OF DEFAULT" and describing such Event of Default in reasonable detail, and, in such Notice of Default or as

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                    soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

     4.   EVENTS OF DEFAULT.

     The occurrence of any of the following events shall constitute an event of default (an "EVENT OF DEFAULT"):

          a. A default in the payment of the principal on any Note, when and as the same shall become due and payable; or

          b.   A default in the payment of any interest on any Note;

          c. A default in the performance, or a breach, of any of the covenants of the Company contained in this Note or contained in the Pledge Agreement and the continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach; or

          d. Any representation, warranty, or certification made by the Company pursuant to this Note or the Pledge Agreement shall prove to have been false or misleading as of the date made in any material respect; or

          e. A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Company by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          f. The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee,

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               sequestrator, or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          g. The Company shall have its Common Stock suspended from trading on, or delisted from, the principal trading market upon which the Company's Common Stock is then listed or traded (the "PRINCIPAL TRADING MARKET") for in excess of ten (10) trading days.

     5. REMEDIES UPON DEFAULT.

          a. Upon the occurrence of an Event of Default referred to in Section 4, the principal amount then outstanding of, and the accrued interest on, this Note, together with the Default Penalty (as hereinafter defined), shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company.

          b. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and expenses

     6. EQUITY, COLLATERAL, ANTI-DILUTION AND NO STOP PROVISION.

          a. In order to induce Holder to make the loan and extend the credit to Company pursuant to this Note, the Company shall transfer to the Holder, on execution of this agreement, 600,000 shares of the Company's Common Stock.

          b. The Holder acknowledges that he has been advised by the Company that the shares referenced in Section 6.a and the Pledge Agreement have not been registered under the Securities Act, that the shares are being delivered and shall be issued on the basis of the statutory exemption to registration provided by Section 4(2) of the Securities Act of 1933 or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the Holder. In order to induce the Holder to make the loan, the Company shall enter into with Holder a Registration Rights Agreement for the 600,000 shares of the Company's common stock as discussed in Section

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               6.a. within 30 days of the execution of this Note. Failure to do so shall constitute an Event of Default as defined in section
               4.c.

          c. Anti-Dilution. The Company hereby agrees that it will not issue any additional shares of common stock to any party, including any Officer of Director, Consultant or Investor, without the express written consent of Holder, or cause any dilution in any way what so ever to the Shares until the re-payment of the Note has been completed.

          d. Notwithstanding the foregoing, nothing in this Promissory Note shall be construed to restrict the Company from raising additional capital, either through debt or equity financing, provided that the financing, and any contracts executed in furtherance thereof, provides that the Holder be repaid in full (i.e., principal, interest and any other amounts due ) under this Promissory Note directly from the proceeds of the financing before any money is provided to, paid for the benefit of, or otherwise distributed to the Company

     7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Company hereby represents and warrants to Holder as follows:

          a. ORGANIZATION AND QUALIFICATION. Company is a corporation, duly organized validly existing and in good standing under the laws of Delaware, with requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, does not and would not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operation of Company or on the ability of Company to perform its obligations hereunder (a "MATERIAL ADVERSE EFFECT").

          b. AUTHORIZATION; ENFORCEMENT. This Agreement has been duly executed and delivered by Company and is the legal, valid and binding obligation of Company enforceable against Company and is the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all

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               necessary corporate action, and no other proceedings on the part of Company are necessary to authorize this Agreement and the transactions contemplated hereby.

          c. NO CONFLICTS. The execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws (each as amended through the date hereof), (ii) conflict with, or constitute a default (or an any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which Company is a party or by which any property or asset of Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company is subject (including federal and state securities laws and regulations) or by which any property or asset of Company is bound or affected.

          d. CONSENTS AND APPROVALS. Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any third party, self-regulatory organization, or any court or other federal, state, local, foreign or other governmental authority in connection with the execution, delivery and performance by Company of this Agreement.

          e. INSURANCE. Company has with financially sound and reputable insurers insurance against such casualties and contingencies including liability, errors and omissions, product liability, workers compensation, health and other forms of insurance of such types and in such amounts as is customary in the case of Companies engaged in the same or similar business or having similar properties similarly situated.

          f. COMPLIANCE WITH LAW; LICENSES, PERMITS. Company is in compliance in all material respects with all applicable laws, rules and regulations currently in effect including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Advisers Act of 1940, as amended. Company has all governmental permits, licenses and authorizations necessary for the conduct of its business as presently conducted.

          g. FEES. Company has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary ---- in connection with the transactions contemplated hereby.

          h. CONFLICTS OF INTEREST. To the best knowledge of Company, no shareholder, director or officer of Company has or claims to have
               (i) any interest in the property, real or personal, tangible or intangible, including, without limitation, intangibles, licenses, inventions, technology, process, designs, computer programs, know-how and formulae used in the business of Company, or (ii) any contract, commitment, arrangement or understanding with Company.

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          i.   DISCLOSURE. No representation or warranty by Company contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in light of the circumstances under which they were made.

     8. REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder hereby represents and warrants to Company as follows:

          a. AUTHORITYOF HOLDER. Holder has the legal capacity and power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Holder and is the legal, valid and binding obligation of Holder, enforceable against him in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

          b. NO CONFLICTS. The execution, delivery and performance by Holder of this Agreement and the consummation of the transactions contemplated hereby or thereby will not, with or without the giving of notice, lapse of time, or both, conflict with or violate (i) any provision of law, rule or regulation to Holder is subject, or (ii) any order, judgment or decree applicable to Holder or binding upon his assets or properties.

          c. CONSENTS AND APPROVALS. Holder is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any third party or any court or other federal, state, local, foreign or other governmental authority in connection with the execution, delivery and performance by Holder of this Agreement.

          d. FEES. Holder has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

     9. MISCELLANEOUS.

          a. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar

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               telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address, 8655 E. Via De Ventura, Suite E-155, Scottsdale, Arizona 85258,
               Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.a. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9.a shall be deemed given at the time of receipt thereof.

          b. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor, and denomination.

          c. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power, or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          d. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

          e. Any claim arising from or relating to this Note or the Pledge Agreement, whether in contract or tort, shall be exclusively adjudicated in the Courts in the State of Maryland. The parties irrevocably consent to the jurisdiction of the federal and state courts situated in the State of Maryland and waive any objections, including forum non conveniens, to venue in Maryland. This Note has been negotiated in the State of Maryland and shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to principles governing conflicts of law. The parties further irrevocably consent to service of process by certified mail.

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         IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                   IMMUNEREGEN BIOSCIENCES, INC.

                                   BY: /S/  MICHAEL K. WILHELM
                                       -----------------------------------------
                                         NAME:  MICHAEL K. WILHELM
                                        TITLE:  CHIEF EXECUTIVE OFFICER


                                   By:  /S/  MICHAEL K. WILHELM
                                        ------------------------------
                                   Name:  Michael K. Wilhelm
                                   Title:  Director


                                   By:  /S/  MARK L. WITTEN
                                        ---------------------
                                   Name:  Mark L. Witten
                                   Title:  Director


                                   By:  /S/  THEODORE STAAHL
                                        ---------------------
                                   Name:  Theodore Staahl
                                   Title:  Director


                                   By:  /S/  DAVID T. HARRIS
                                        ---------------------
                                   Name:  David T. Harris
                                   Title:  Director